UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: December 17, 2008

Intrepid Potash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

700 17th Street, Suite 1700

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 296-3006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Intrepid Potash, Inc. (the “Company”) has entered into Sublease Agreements (the “Subleases”) dated December 17, 2008, with The Larrk Foundation (“Larrk”) and with Intrepid Production Corporation (“IPC”).

Larrk is a charitable foundation of which Robert P. Jornayvaz III and his wife are the trustees. IPC is a corporation of which Mr. Jornayvaz is the sole stockholder, sole director and the President and only executive officer. Mr. Jornayvaz is the Company’s Chairman of the Board and Chief Executive Officer. Pursuant to the terms of the Company’s Statement of Policy with Respect to Related Party Transactions, the Company’s Audit Committee approved the terms of each of the Subleases.

Pursuant to the Larrk Sublease, the Company has agreed to sublease to Larrk a portion, consisting of approximately 303 square feet, of certain Denver office space that the Company has leased. Pursuant to the IPC Sublease, the Company has agreed to sublease to IPC a portion, consisting of approximately 2,257 square feet, of certain Denver office space that the Company has leased. The term of each of the Subleases runs for 123 months less one day. The monthly rent under the Larrk Sublease increases periodically from $757.50 to $988.29, and the monthly rent under the IPC Sublease increases periodically from $5,642.50 to $7,361.58. The rent under each of the Subleases is abated in full for the first 90 days and in part for the next 180 days of the term. Each of Larrk and IPC also must pay its pro rata share of operating expenses for the premises subleased by it, and shall be entitled to its pro rata share of the tenant improvement allowance.

The Company may terminate either of the Subleases on 90 days’ prior written notice, in which case it will reimburse Larrk and/or IPC, as applicable, for reasonable relocation expenses incurred. The Subleases also contain customary termination provisions in the event of specified defaults by Larrk or IPC, as applicable. In addition, the Subleases will terminate automatically upon any termination of the Company’s lease for the premises.

The foregoing descriptions of the Larrk Sublease and the IPC Sublease are qualified in their entirety by the full terms and conditions of the Larrk Sublease and the IPC Sublease, copies of which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Sublease Agreement dated as of December 17, 2008, by and between Intrepid Potash, Inc. and The Larrk Foundation.

10.2	Sublease Agreement dated as of December 17, 2008, by and between Intrepid Potash, Inc. and Intrepid Production Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Dated: December 17, 2008	By:	/s/ David W. Honeyfield
David W. Honeyfield
Executive Vice President, Chief Financial Officer, Treasurer and Secretary